EXHIBIT F

[Letterhead of Arnold & Porter LLP]

September 21, 2010

Minister of Finance

Ministry of Finance

Federative Republic of Brazil

Esplanada dos Ministérios

Bloco P

70048-900, Brasília-DF

Brazil

Ladies and Gentlemen:

We have acted as special United States counsel for the Federative Republic of Brazil (“Brazil”) in connection with (i) the preparation of (a) the registration statement under Schedule B, Registration No. 333-142116 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), pursuant to which Brazil has registered up to $9,220,065,147 aggregate principal amount of its debt securities and warrants to be offered and sold from time to time as set forth in supplements to the Prospectus contained in the Registration Statement and (b) the Prospectus forming a part of the Registration Statement and the final Prospectus Supplement dated September 14, 2010 relating to the reopening by Brazil of its 5.625% Global Bonds due 2041 (the “Global Bonds”) and (ii) the transactions contemplated by the Underwriting Agreement (the “Underwriting Agreement”) dated September 14, 2010 between Brazil, on the one hand, and HSBC Securities (USA) Inc. and Itaú USA Securities Inc., as representatives for the several underwriters, on the other hand. We are familiar with the Fiscal Agency Agreement dated as of November 1, 1996 between Brazil and The Bank of New York Mellon (successor-in-interest to JPMorgan Chase Bank, N.A.), including the forms of Note attached thereto, each as amended by Amendment No. 1 dated as of April 28, 2003, Amendment No. 2 dated as of March 30, 2004, and Amendment No. 3 dated as of June 28, 2004 (the “Fiscal Agency Agreement”), and the form of Underwriting Agreement previously filed as part of Brazil’s Registration Statement on Schedule B (Registration No. 333-142116) and made a part of the Registration Statement. The Underwriting Agreement and the Fiscal Agency Agreement are collectively defined herein as the “Agreements”.

In rendering the opinion expressed below, we have examined such certificates of public officials, government documents and records and other certificates and instruments furnished to us, and have made such other investigations, as we have deemed necessary in connection with the opinion set forth herein. Furthermore, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authority of Brazil to enter into the Agreements and cause the issuance of the Global Bonds, and the conformity to authentic originals of all documents submitted to us as copies. As to any document originally prepared in any language other than English and submitted to us in translation, we have assumed the accuracy of the English translation.

This opinion is limited to the federal laws of the United States and the laws of the State of New York, and we do not express any opinion herein concerning the laws of any other jurisdiction. Insofar as the opinion set forth herein relates to matters of the laws of Brazil, we have relied upon the opinion of Liana do Rêgo Motta Veloso, Deputy Attorney General of the National Treasury of the Ministry of Finance of the Federative Republic of Brazil, a copy of which is being filed as Exhibit G to Amendment No. 1 to the Annual Report of Brazil on Form 18-K/A for the fiscal year ended December 31, 2009, and our opinion herein is subject to any and all exceptions and reservations set forth therein.

Based upon and subject to the foregoing and assuming the due authorization of the Global Bonds by Brazil, we are of the opinion that when the Global Bonds have been duly authorized, issued, and executed by Brazil and authenticated, delivered, and paid for as contemplated by the Agreements, the Prospectus and any amendment and supplement thereto, the Global Bonds will constitute valid and binding obligations of Brazil under the laws of the State of New York.

We hereby consent to the filing of this opinion as Exhibit F to the Amendment and to the reference to this firm under the heading “Validity of the Securities” in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Arnold & Porter LLP